CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 001-12974) of Azco Mining Inc. of our report dated September 3, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP


Phoenix, Arizona
September 23, 2002